June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2021 (June 2, 2021)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8401 McClure Drive

Fort Smith, Arkansas 72916

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 7.01 – REGULATION FD DISCLOSURE

ArcBest® (Nasdaq: ARCB) is providing the following update on the most recent information related to its second quarter 2021 financial results and business trends.

There were 20 working days in May 2020 and May 2021, and 21.5 working days in April 2021.

Asset-Based Operating Segment

For the month of May 2021 compared to May 2020, preliminary financial metrics and business trends are as follows:

●	Daily Billed Revenue increased approximately 40%.
●	Total Tonnage/Day increased approximately 21%.
●	Total Shipments/Day increased approximately 12%.
●	Total Billed Revenue/CWT increased approximately 16% including higher fuel surcharge, compared to a total Revenue/CWT decrease of 4.6% in May 2020 versus May 2019 due to business mix changes related to the pandemic.
●	Total Billed Revenue/Shipment increased approximately 26%.
●	Total Weight/Shipment increased approximately 8%.

Year-over-year comparisons are less meaningful due to the significant impact in 2020 from the pandemic and the related economic shutdown; therefore, sequential comparisons have also been provided.

For the month of May 2021 compared to April 2021, preliminary financial metrics and business trends are as follows:

●	Daily Billed Revenue increased approximately 3%.
●	Total Tonnage/Day decreased approximately 0.5%.
●	Total Shipments/Day decreased approximately 3%.
●	Total Billed Revenue/Shipment increased approximately 6.5%.

As previously disclosed, April 2021 tonnage trends were the best in the past 10 years and impacted the sequential comparison to May 2021. As customer demand has continued to improve, tonnage generated from published LTL-rated customers increased from April to May in line with the average percentage increase of the past 10 years. Considering the strength of business from core customers along with unseasonable demand for household goods moving services in March and April, which was earlier in the year than normal, Asset-Based shipment mix is being managed to maintain customer service levels, while optimizing revenue. The sequential increase in Billed Revenue/CWT from April to May was the best in the past 10 years, influenced by higher prices with both core and transactional business, changes in business mix and freight profile, and higher fuel surcharges.

Asset-Light ArcBest Segment (not including FleetNet)

For the month of May 2021 compared to May 2020, preliminary financial metrics and business trends are as follows:

●	Total revenue per day increased approximately 91%.
●	Purchased transportation expense per day increased approximately 93%.
●	Purchased transportation expense represented approximately 84.5% of revenues in May 2021 compared to 83.5% in May 2020.

Year-over-year comparisons are less meaningful due to the significant impact in 2020 from the pandemic and the related economic shutdown; therefore, the sequential revenue comparison has also been provided.

For the month of May 2021 compared to April 2021, preliminary total revenue per day increased approximately 14%.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Certain statements and information in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: widespread outbreak of an illness or disease, including the COVID-19 pandemic and its effects, or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us; a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; interruption or failure of third-party software or information technology systems or licenses; untimely or ineffective development and implementation of, or failure to realize potential benefits associated with, new or enhanced technology or processes, including the pilot test program at ABF Freight; the loss or reduction of business from large customers; the ability to manage our cost structure, and the timing and performance of growth initiatives; maintaining our corporate reputation and intellectual property rights; competitive initiatives and pricing pressures; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and develop employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; governmental regulations; environmental laws and regulations, including emissions-control regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; self-insurance claims and insurance premium costs; potential impairment of goodwill and intangible assets; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; seasonal fluctuations and adverse weather conditions; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Se

ARCBEST CORPORATION

(Registrant)

Date:	June 2, 2021	/s/ Michael R. Johns
Michael R. Johns
Vice President – General Counsel
and Corporate Secretary